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                                                                    Exhibit 23.2


                CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-64499, 333-76846 and 333-101141) and Registration
Statement (Form S-8 No. 333-42816) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan, 1992 Stock Option Plan and 1998 Employee
Stock Option Purchase Plan of Implant Sciences of our report dated August 23, 2003 (except for Note 16, as to which the date is October 7, 2002), with respect to the financial statements of Implant Sciences Corporation included in the Annual Report (Form 10-KSB) for the year ended June 30, 2003.



Boston, Massachusetts
September 26, 2003